Exhibit 99.1

WABCO Reports Record Sales, Profitability and Earnings in 2011;

Posts Another Strong Quarterly Performance Leading to 2011 Organic Sales Growth of 22%

and Incremental Operating Margin at 27%

•	Q4 2011 sales of $672 million, up 9 percent in local currencies and up 7 percent on a U.S. GAAP basis from a year ago

•	Full year 2011 sales of $2,794.1 million, up 22 percent in local currencies and up 28 percent on a U.S. GAAP basis from a year ago

•	Q4 2011 operating margin of 13.5 percent on a performance basis, up from 12.3 percent a year ago; operating margin of 13.5 percent on a U.S. GAAP basis, up from 11.1 percent a year ago

•	Full year 2011 operating margin of 13.4 percent on a performance basis, up from 10.6 percent a year ago; operating margin of 13.2 percent on a U.S. GAAP basis, up from 10.0 percent a year ago

•	Q4 2011 diluted EPS of $1.21 on a performance basis, up from $1.01 a year ago; diluted EPS of $1.04 on a U.S. GAAP basis, up from $0.96 a year ago

•	Full year 2011 diluted EPS of $4.73 on a performance basis, up from $2.86 a year ago; diluted EPS of $5.19 on a U.S. GAAP basis, up from negative $3.50 a year ago

•

Provides guidance for full year 2012 sales growth to range between negative 2 percent and positive 3 percent in local currencies, full year 2012 diluted EPS on a performance basis from $4.30 to $4.80 and full year 2012 diluted EPS on a U.S. GAAP basis from $4.32 to $4.82

BRUSSELS, Belgium, February 2, 2012 – WABCO Holdings Inc. (NYSE: WBC), a global technology leader and tier-one supplier to the commercial vehicle industry, today reported Q4 2011 sales of $672 million, up 9 percent in local currencies from a year ago and up 7 percent on a U.S. GAAP basis, bringing full year 2011 sales to $2.79 billion, up 22 percent in local currencies from a year ago and up 28 percent on a U.S. GAAP basis, reflecting the industry’s strong global growth throughout 2011.

“Q4 2011 marks another quarter of outstanding results as we grew sales by 9 percent in local currencies while delivering a strong incremental operating profit margin at 29 percent,” said Jacques Esculier, WABCO Chairman and Chief Executive Officer. “Indeed, WABCO’s fourth quarter results are in line with our ability to outperform the overall market, improve productivity continuously and deliver superior incremental profitability.”

“During full year 2011, we increased sales worldwide significantly by 22 percent in local currencies, reaching a record of $2.8 billion, while delivering a strong incremental operating margin at 27 percent,” said Esculier.

“Throughout 2011, we outperformed the market globally by increasing adoption of our breakthrough technologies, resulting in higher value of WABCO content per vehicle, and we continued to expand into new markets as we successfully leveraged WABCO’s premier position in emerging economies. In addition, we generated $641 million in aftermarket revenues in 2011, a new annual record and further evidence of the continued success of our aftermarket strategies initiated several years ago,” said Esculier.

WABCO reported Q4 2011 performance operating income of $90.5 million, up from $76.9 million a year ago, and operating income was $90.5 million on a U.S. GAAP basis, up from $69.5 million a year ago. The ratio of the increase in performance operating income in Q4 2011 and the 9 percent increase in sales represents an incremental operating margin of 29 percent, excluding the impact from foreign exchange translation.

WABCO reported full year 2011 performance operating income of $375.1 million, up from $230.5 million a year ago, while operating income was $369.9 million on a U.S. GAAP basis, up from $217.6 million a year ago. The ratio of the increase in performance operating income in full year 2011 and the 22 percent increase in sales represents an incremental operating margin of 27 percent, excluding the impact from foreign exchange translation.

WABCO reported Q4 2011 performance operating margin of 13.5 percent, up from 12.3 percent a year ago, and operating margin was 13.5 percent on a U.S. GAAP basis, up from 11.1 percent a year ago.

WABCO reported full year 2011 performance operating margin of 13.4 percent, up from 10.6 percent a year ago, while operating margin was 13.2 percent on a U.S. GAAP basis, up from 10.0 percent a year ago.

WABCO reported Q4 2011 performance net income of $80.7 million or $1.21 per diluted share, up from $68.0 million or $1.01 per diluted share a year ago, and Q4 2011 U.S. GAAP net income of $69.8 million or $1.04 per diluted share, up from $64.6 million or $0.96 per diluted share a year ago. Q4 2011 U.S. GAAP net income of $69.8 million includes a charge relating to a tax reserve in the amount of $13.6 million which will be released in Q1 2012 in accordance with U.S. GAAP requirements.

WABCO reported full year 2011 performance net income of $325.7 million or $4.73 per diluted share, up from $190.2 million or $2.86 per diluted share a year ago, and full year 2011 U.S. GAAP net income of $357.0 million or $5.19 per diluted share, up from a net loss of $226.1 million or a net loss of $3.50 per diluted share a year ago.

WABCO generated $87.2 million in net cash from operating activities in Q4 2011, resulting in free cash flow of $47.6 million. Excluding payments of $4.6 million for streamlining and separation activities, free cash flow was $52.2 million.

WABCO generated $333.2 million in net cash from operating activities during full year 2011, resulting in free cash flow of $228.0 million. Excluding payments of $22.1 million for streamlining and separation activities, free cash flow was $250.1 million, which is a conversion rate of 77 percent of performance net income.

“Q4 2011 shows another consecutive quarter of outstanding results in profitability and demonstrates once again how WABCO consistently and efficiently transforms strong global sales growth into superior incremental profit,” said Esculier. “WABCO delivered an operating margin of 13.5 percent on a performance basis, which is very near our quarterly record of 13.6 percent achieved in Q2 2011.”

“Throughout 2011, WABCO fired on all cylinders across our global organization, resulting in a record year for sales, profitability and earnings,” said Esculier. “For full year 2011, WABCO delivered operating income of $375.1 million on a performance basis, our highest ever, and an operating margin of 13.4 percent, another record accomplishment, leading to record levels of performance net income and earnings per diluted share.”

“WABCO’s Operating System, one of our industry’s most advanced management environments, continually yields high levels of productivity. It generated $15.8 million of materials and conversion productivity in Q4 2011, yet another significant result. Gross materials productivity represented 5.6 percent of total materials cost but as anticipated the impact of commodity inflation reduced net materials productivity to 4.0 percent,” said Esculier. “Q4 2011 was also another strong quarter throughout our organization for conversion productivity, which we delivered at a robust level of 6.2 percent, marking further achievement, particularly during a long series of consecutive quarters of high growth.”

“Throughout 2011, WABCO’s Operating System continued to enable fast and flexible responses to major market growth. It delivered $63.2 million of materials and conversion productivity, resulting in an all-time record. Gross materials productivity in 2011 represented 5.3 percent of total materials cost but as anticipated the impact of commodity inflation reduced net materials productivity to 3.3 percent,” said Esculier. “2011 was another powerful year for conversion productivity, which surged to a record level of 5.9 percent, another mark of excellence in a year when our organization continually flexed capacity, quarter after quarter, as we successfully satisfied strong market demand.”

Since the inception of WABCO’s share buyback program announced on May 27, 2011, the company has repurchased 3.5 million shares for $180 million in open market transactions while maintaining a strong balance sheet with a positive net cash position of $24.2 million as of December 31, 2011.

Recent Highlights

WABCO announced in Q4 2011 that it will furnish its breakthrough c-comp™ clutchable air compression technology to yet another leading global manufacturer of commercial vehicles headquartered in Europe. Series production in Europe is expected to begin by the end of 2012 to supply this major customer’s heavy duty truck and bus engines that will meet upcoming EURO VI emission standards. WABCO’s c-comp air compressors save up to 264 gallons of fuel (1,000 liters) on long hauls annually while reducing the vehicle’s carbon dioxide emissions up to 5,700 pounds (2,600 kilograms).

In January 2012, the Meritor WABCO joint venture in North America reported that Schneider National has selected our OnGuard™ collision safety system as standard equipment in 2012 for new Class 8 commercial vehicles within its fleet. Schneider National is a premier provider of truckload, logistics and intermodal services and one of the leading fleets in North America. With more than 17,000 systems sold since 2008, OnGuard is by far the leading collision safety system around the world and particularly in North America where it is available today on vehicles from three of the four major truck manufacturers.

In Q4 2011, WABCO said that it will supply its Adaptive Cruise Control (ACC) to Yutong in China, the world’s largest manufacturer of buses, as part of an expanded long-term agreement to furnish advanced safety technologies. It marks the first adoption of ACC technology on a commercial vehicle in the Chinese market. Series production includes WABCO ACC as a standard feature on Yutong’s range of high-end buses.

WABCO announced in January 2012 that it has entered into a new agreement with a leading Brazilian manufacturer of diesel engines for commercial vehicles worldwide. WABCO will supply innovative exhaust brakes for a range of truck engines that meet Euro V emission standards. The new engines equipped with WABCO exhaust brakes will be featured on a medium duty truck in series production at a factory in Brazil operated by a major global manufacturer of commercial vehicles headquartered in Europe.

WABCO reported in Q4 2011 that it supplies trailer electronic braking systems (T-EBS) with its roll stability support function (RSS) to Krone, a leading European manufacturer of agricultural trailers and machinery. Krone recently won a 2011 Innovation Award at Agritechnica, the world’s largest exhibition for agricultural equipment. Krone has adopted T-EBS with RSS trailer technologies, thus advancing braking safety on farm trailers and further stabilizing the tractor-trailer combination by selectively braking the trailer’s individual sides.

In January 2012, WABCO announced that it has been honored with seven top supplier awards in China. This record achievement is recognition by seven leading Chinese manufacturers of commercial vehicles for WABCO’s superlative performance during 2011. WABCO in China has recently received an annual supplier excellence award respectively from Baotou Bei Ben Heavy Duty Truck, Beiqi Foton Motor, C&C Trucks, China National Heavy Duty Truck Group and Dongfeng Commercial Vehicles. WABCO in China was also honored with top quality awards from Dongfeng Liuzhou Motor and FAW Group.

WABCO disclosed in Q4 2011 that the Independent Automotive Aftermarket Federation (IAAF) in the United Kingdom has named WABCO as “Commercial Vehicle Supplier of the Year” for 2011, marking the fourth time that WABCO has earned this award in the last six years. IAAF is the UK’s largest trade association representing independent automotive parts distributors, aftermarket service centers as well as parts manufacturers and importers. The award recognizes service excellence, high quality products and expert technical support across the UK’s independent automotive aftermarket.

The Meritor WABCO joint venture in North America reported in Q4 2011 that it received the prestigious 2011 Platinum Supplier Award from Wabash National in recognition for excellence in supply chain performance, delivery, quality, cost effectiveness and innovation. Wabash National is a leading trailer manufacturer in North America. Meritor WABCO is the only supplier to win this award for four consecutive years.

Full Year 2012 Guidance

Based on current market expectations, WABCO’s guidance for 2012 includes estimated 2012 sales growth to range between negative 2 percent and positive 3 percent in local currencies, performance operating margin to range from 12.8 to 13.8 percent, and operating margin on a U.S. GAAP basis to range from 12.3 to 13.3 percent, resulting in diluted earnings per share on a performance basis from $4.30 to $4.80, and diluted earnings per share on a U.S. GAAP basis from $4.32 to $4.82.

WABCO expects to convert between 80 and 90 percent of its net income into free cash flow, excluding payments associated with streamlining and separation activities.

“We saw Q4 2011 setting the stage for 2012 as a year of transition during which we expect current market uncertainties to resolve in favor of long term growth in truck and bus production, particularly in Europe,” said Esculier. “In our view, 2012 will also further anchor the strategic prospects for China, India and Brazil as emerging markets firmly positioned for long term growth and where WABCO continues its ability to increase content per vehicle.”

“WABCO’s three-pillar strategy – technology leadership, globalization and excellence in execution – continues to fuel the future success of WABCO,” said Esculier. “We are fully prepared to continue to outperform the market in 2012 as we transition toward a path of renewed growth in 2013 and beyond.”

Conference Call

WABCO Chairman and Chief Executive Officer Jacques Esculier and Chief Financial Officer Ulrich Michel will discuss WABCO’s results and outlook on a conference call at 9 a.m. Eastern Time today. It will be webcast at www.wabco-auto.com where the press release and financial information will be available under “WABCO Q4 and Full Year 2011 Results.”

The call is also accessible by telephone in listen only mode. Dial-in number is +1 408 940 3818 and U.S. toll-free dial-in number is 877 844 0834.

A replay of the call will be available from 12:00 Noon Eastern Time on February 2 until midnight March 2, 2012. Replay dial-in number is +1 404 537 3406 and U.S. toll-free dial-in number is 855 859 2056. Pass code is 37641978.

About WABCO

WABCO (NYSE: WBC) is a leading global supplier of technologies and control systems for the safety and efficiency of commercial vehicles. For over 140 years, WABCO has pioneered breakthrough electronic, mechanical and mechatronic technologies for braking, stability and transmission automation systems supplied to the world’s leading commercial truck, trailer and bus manufacturers. With sales of $2.8 billion in 2011, WABCO is headquartered in Brussels, Belgium. For more information, visit www.wabco-auto.com

Forward-Looking Statements

This document contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 that are based on management’s good faith expectations and beliefs concerning future developments. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “strategies,” “prospects,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward looking in nature and not historical facts. Actual results may differ materially from these expectations as a result of many factors. These factors include, but are not limited to, the actual level of commercial vehicle production in our end markets, adverse developments in the business of our key customers, pricing changes to our supplies or products, and the other risks and uncertainties described in the “Risk Factors” section and the “Information Concerning Forward Looking Statements” section of WABCO’s Form 10-K, as well as in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Information Concerning Forward Looking Statements” section of WABCO’s Form 10-Q Quarterly Reports. WABCO does not undertake any obligation to update such forward-looking statements. All market and industry data are based on company estimates.

Non-GAAP Financial Measures

To facilitate the understanding of Q4 and full year 2011 results, several tables follow this news release. Sales excluding the effects of foreign exchange, incremental gross and operating margin and EBIT are non-GAAP financial measures. Additionally, operating income, EBIT, net income and net income per diluted share on a “performance basis” are non-GAAP financial measures that exclude separation and streamlining items, the EC fine indemnification, the one-time impact from an adjustment to the UK pension plan, and discrete and other one-time tax items, as applicable. Free cash flow presents our net cash provided by operating activities less net cash used for purchases of property, plant, equipment, and computer software. These measures should be considered in addition to, not as a substitute for, GAAP measures. Management believes that presenting these non-GAAP measures is useful to shareholders because it enhances their understanding of how management assesses the operating performance of the company’s business. Certain non-GAAP measures may be used, in part, to determine incentive compensation for current employees.

Attachment

•	Consolidated Statements of Income

•	Condensed Consolidated Balance Sheet

•	Consolidated Statement of Cash Flows

•	Q4 2011 Data Supplement Sheet

•	Twelve Months Ended December 31, 2011 Data Supplement Sheet

•	Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

•	Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2012 Guidance

Media, investors and analysts contact

Jason Campbell, +1 732 369 7477, jason.campbell@wabco-auto.com

WABCO HOLDINGS INC.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
(Amounts in millions, except share data)
Sales	$672.0	$627.2	$2,794.1	$2,175.7
Cost of sales	482.5	449.7	1,986.1	1,560.6

Gross profit	189.5	177.5	808.0	615.1
Costs and expenses:
Selling and administrative expenses	73.9	82.5	327.2	306.6
Product engineering expenses	24.5	25.4	105.1	85.9
Other operating expense, net	0.6	0.1	5.8	5.0

Operating income	90.5	69.5	369.9	217.6
European Commission fine indemnification	—	—	—	(400.4)
Equity income of unconsolidated joint ventures, net	4.1	3.0	16.5	9.9
Other non-operating (expense)/income, net	(1.2)	2.6	(2.9)	(2.2)
Indemnification and other settlements	—	—	23.1	—
Interest (expense), net	(0.2)	(1.0)	(1.7)	(2.2)

Income/(loss) before income taxes	93.2	74.1	404.9	(177.3)
Income tax expense	20.1	6.7	36.7	36.9

Net income/(loss) including noncontrolling interest	73.1	67.4	368.2	(214.2)
Less: Net income attributable to noncontrolling interest	3.3	2.8	11.2	11.9

Net income/(loss)	$69.8	$64.6	$357.0	$(226.1)
Net income/(loss) per common share
Basic	$1.07	$0.99	$5.35	$(3.50)
Diluted	$1.04	$0.96	$5.19	$(3.50)
Weighted average common shares outstanding
Basic	65,324,131	65,193,420	66,693,064	64,562,222
Diluted	66,816,106	67,585,997	68,829,440	64,562,222

WABCO HOLDINGS INC.

Condensed Consolidated Balance Sheet

(Unaudited)

	December 31, 2011	December 31, 2010
(Amounts in millions)
ASSETS
Current assets:
Cash and cash equivalents	$102.4	$67.1
Accounts receivable, less allowance for doubtful accounts: $3.4 in 2011; $7.7 in 2010	296.3	265.9
Inventories	198.0	192.6
Taxes receivable on income	13.7	7.6
Future income tax benefits	8.7	7.3
Restricted cash	34.4	51.8
Other current assets	92.4	65.4

Total current assets	745.9	657.7
Facilities, less accumulated depreciation	357.4	350.3
Goodwill	363.9	378.4
Long-term future income tax benefits	58.8	57.9
Investments in unconsolidated joint ventures	16.5	13.3
Intangible assets, net	35.6	40.1
Other assets	40.3	27.2

Total Assets	$1,618.4	$1,524.9

LIABILITIES AND EQUITY
Current liabilities:
Loans payable to banks	$26.2	$16.7
Accounts payable	137.8	158.4
Accrued payroll	108.1	103.0
Current portion of warranties	42.3	41.7
Indemnification liabilities	6.4	33.1
Income tax liabilities	4.9	29.0
Other accrued liabilities	121.1	118.6

Total current liabilities	446.8	500.5
Long-term debt	52.0	96.8
Post-retirement benefits	348.6	344.1
Deferred tax liabilities	25.8	26.7
Long-term income tax liabilities	67.0	53.0
Other liabilities	42.4	43.8

Total Liabilities	982.6	1,064.9
Total Equity	635.8	460.0

Total Liabilities & Equity	$1,618.4	$1,524.9

WABCO HOLDINGS INC.

Consolidated Statement of Cash Flows

(Unaudited)

	Three Months Ended December 31,
(Amounts in millions)	2011	2010
Operating activities:
Net income including noncontrolling interest	$73.1	$67.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	16.5	15.6
Amortization of intangibles	3.0	4.2
Equity in earnings of unconsolidated joint ventures, net of dividends received	2.0	0.7
Non-cash stock compensation	3.6	2.8
Deferred income tax provision/benefit	13.9	(2.6)
Loss on sale or disposal of property, plant & equipment	0.4	6.2
FIN 48	(17.2)	(1.1)
Changes in assets and liabilities:
Accounts receivable, net	30.4	19.0
Inventories	37.7	2.8
Accounts payable	(22.2)	0.1
Other accrued liabilities and taxes	(30.2)	19.1
Post-retirement benefits	13.1	11.6
Other current and long-term assets	(62.2)	(30.8)
Other long-term liabilities	25.3	(40.8)

Net cash provided by operating activities	87.2	74.3

Investing activities:
Purchases of property, plant and equipment	(38.4)	(28.5)
Investments in capitalized software	(1.2)	(3.1)

Net cash used in investing activities	(39.6)	(31.7)

Financing activities:
Net repayments of revolving credit facilities	(35.0)	(118.6)
Repayments of long-term debt	—	(0.4)
Borrowings of long-term debt	—	0.2
Repayments of short-term debt	—	(3.0)
Borrowings of short-term debt	5.7	—
Dividends to noncontrolling interest holders	(0.9)	(2.2)
Proceeds from exercise of stock options	0.7	37.0
Purchases of treasury stock	(53.4)	0.0

Net cash used in financing activities:	(82.9)	(87.0)

Effect of exchange rate changes on cash and cash equivalents	(7.0)	0.1

Net decrease in cash and cash equivalents	(42.3)	(44.3)
Cash and cash equivalents at beginning of period	144.7	111.4

Cash and cash equivalents at end of period	$102.4	$67.1

WABCO HOLDINGS INC.

Q4 2011 Data Supplement Sheet (Unaudited)

	Quarter Ended December 31,
(Amounts in millions, except per share data)	2011		% of Sales/ Adj Sales	2010		% of Sales/ Adj Sales	Chg vs. 2010	% Chg vs. 2010
Sales
Reported	$672.0			$627.2			$44.8	7.1%
Foreign exchange translational effects	8.5			—			8.5

Adjusted Sales	$680.5			$627.2			$53.3	8.5%

Gross Profit		56.9
Reported	$189.5		28.2%	$177.5		28.3%	$12.0	6.8%
Streamlining costs	(0.2)			1.3			(1.5)
Separation costs	0.2			0.3			(0.1)

Performance Gross Profit	$189.5		28.2%	$179.1		28.6%	$10.4	5.8%
		(31.8)
Foreign exchange translational effects	3.6			—			3.6

Adjusted Gross Profit	$193.1		28.4%	$179.1		28.6%	$14.0	7.8%

Selling, Administrative, Product Engineering Expenses and Other
Reported	$99.0	$(37.2)	14.7%	$108.0		17.2%	$(9.0)	-8.3%
Streamlining costs	(0.1)			—			(0.1)
Separation costs	0.1			(0.5)			0.6
UK pension adjustment	—			(5.3)			5.3

Performance Selling, Administrative, Product Engineering Expenses and Other	$99.0		14.7%	$102.2		16.3%	$(3.2)	-3.1%
Foreign exchange translational effects	1.6			—			1.6

Adjusted Selling, Administrative, Product Engineering Expenses and Other	$100.6		14.8%	$102.2		16.3%	$(1.6)	-1.6%

Operating Income
Reported	$90.5		13.5%	$69.5		11.1%	$21.0	30.2%
Streamlining costs	(0.1)			1.3			(1.4)
Separation costs	0.1			0.8			(0.7)
UK pension adjustment				5.3			(5.3)

Performance Operating Income	$90.5		13.5%	$76.9		12.3%	13.6	17.7%
Foreign exchange translational effects	2.0			—			2.0

Adjusted Operating Income	$92.5		13.6%	$76.9		12.3%	$15.6	20.3%

EBIT (Earnings Before Interest and Taxes)
Reported Operating Income/(Loss)	$90.5			$69.5			$21.0
Equity in Income of Unconsolidated Joint Venture	4.1			3.0			1.1
Other non-operating expenses, net	(1.3)			2.6			(3.9)
EC fine	—			—			—
Indemnification and Other settlements	—			—			—
Net income attributable to noncontrolling interest	(3.3)			(2.8)			(0.5)

EBIT	$90.0		13.4%	$72.3		11.5%	$17.7	24.5%
Streamlining costs	(0.1)			1.3			(1.4)
Separation costs	0.1			(1.6)			1.7
UK pension adjustment	—			5.3			(5.3)
EC fine	—			—			—

Performance EBIT (Earnings Before Interest and Taxes)	$90.0		13.4%	$77.3		12.3%	$12.7	16.4%
Foreign exchange translational effects	1.7			—			1.7

Adjusted EBIT (Earnings Before Interest and Taxes)	$91.7		13.5%	$77.3		12.3%	$14.4	18.6%

Pre-Tax Income
EBIT	$90.0			$72.3			$17.7
Interest (expense)/income, net	(0.2)			(1.0)			0.8

Pre-Tax Income	$89.8			$71.3			$18.5
Streamlining costs	(0.1)			1.3			(1.4)
Separation costs	0.1			(1.6)			1.7
UK pension adjustment	—			5.3			(5.3)
EC fine	—			—			—

Performance Pre-Tax Income	$89.8	$(8.2)		$76.3	$(8.2)		$13.5
Tax rate on a performance basis	10.1%			10.9%
Net Income
Reported Net Income	$69.8			$64.6			$5.2
Streamlining cost, net of tax	(0.1)			1.1			(1.2)
Tax items	10.9			0.4			10.5
Separation costs, net of tax and separation related taxes	0.1			(1.9)			2.0
UK pension adjustment, net of tax	—			3.8			(3.8)
EC fine	—			—			—

Performance Net Income	$80.7			$68.0			$12.7

Performance Net Income per Diluted Common Share	$1.21			$1.01
Common Shares Outstanding - Diluted	66.8			67.6
Incremental Gross Profit and Operating Income Margin	Gross Profit			Operating Income
Increase in adjusted sales from ‘10	53.3			53.3
Increase in adjusted income from ‘10	14.0			15.6

Incremental Income as a % of Sales	26.3%			29.4%

*** Percentage Not Meaningful

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC.

Twelve Months Ended December 31, 2011 Data Supplement Sheet

(Unaudited)

	Twelve Months Ended December 31,
(Amounts in millions, except per share data)	2011			% of Sales/ Adj Sales	2010		% of Sales/ Adj Sales	Chg vs. 2010	% Chg vs. 2010
Sales
Reported	$2,794.1				$2,175.7			$618.4	28.4%
Foreign exchange translational effects	(132.8)				—			(132.8)

Adjusted Sales	$2,661.3				$2,175.7			$485.6	22.3%

Gross Profit			56.9
Reported	$808.0			28.9%	$615.1		28.3%	$192.9	31.4%
Streamlining costs	1.5				4.0			(2.5)
Separation costs	1.0				1.0			—

Performance Gross Profit	$810.5			29.0%	$620.1		28.5%	$190.4	30.7%
			(31.8)
Foreign exchange translational effects	(34.7)				—			(34.7)

Adjusted Gross Profit	$775.8			29.2%	$620.1		28.5%	$155.7	25.1%

Selling, Administrative, Product Engineering Expenses and Other
Reported	$438.1		$(37.2)	15.7%	$397.5		18.3%	$40.6	10.2%
Streamlining costs	(0.6)				0.8			(1.4)
Separation costs	(2.1)				(3.4)			1.3
UK pension adjustment	—				(5.3)			5.3

Performance Selling, Administrative, Product Engineering Expenses and Other	$435.4			15.6%	$389.6		17.9%	$45.8	11.8%
Foreign exchange translational effects	(18.8)				—			(18.8)

Adjusted Selling, Administrative, Product Engineering Expenses and Other	$416.6			15.7%	$389.6		17.9%	$27.0	6.9%

Operating Income
Reported	$369.9			13.2%	$217.6		10.0%	$152.3
Streamlining costs	2.1				3.2			(1.1)
Separation costs	3.1				4.4			(1.3)
UK pension adjustment	—				5.3			(5.3)

Performance Operating Income	$375.1			13.4%	$230.5		10.6%	$144.6	62.7%
Foreign exchange translational effects	(15.9)				—			(15.9)

Adjusted Operating Income	$359.2			13.5%	$230.5		10.6%	$128.7	55.8%

EBIT (Earnings Before Interest and Taxes)
Reported Operating Income	$369.9				$217.6			$152.3
Equity in Income of Unconsolidated Joint Venture	16.5				9.9			6.6
Other non-operating expenses, net	(2.9)				(2.2)			(0.7)
EC fine	—				(400.4)			400.4
Indemnification and Other settlements	23.1				—			23.1
Net income attributable to noncontrolling interest	(11.2)				(11.9)			0.7

EBIT	$395.4			14.2%	$(187.0)		-8.6%	$582.4	+++
Streamlining costs	2.1				3.2			(1.1)
Separation costs	(19.3)				5.7			(25.0)
UK pension adjustment	—				5.3			(5.3)
EC fine	—				400.4			(400.4)

Performance EBIT (Earnings Before Interest and Taxes)	$378.2			13.5%	$227.6		10.5%	$150.6	66.2%
Foreign exchange translational effects	(16.2)				—			(16.2)

Adjusted EBIT (Earnings Before Interest and Taxes)	$362.0			13.6%	$227.6		10.5%	$134.4	59.1%

Pre-Tax Income/(Loss)
EBIT	$395.4				$(187.0)			$582.4
Interest expense, net	(1.7)				(2.2)			0.5

Pre-Tax Income/(Loss)	$393.7				$(189.2)			$582.9

Streamlining costs	2.1				3.2			(1.1)
Separation costs	(19.3)				5.7			(25.0)
UK pension adjustment	—				5.3			(5.3)
EC fine	—				400.4			(400.4)

Performance Pre-Tax Income	$376.5	$	(8.2)		$225.4	$(8.2)		$151.1
Tax rate on a performance basis	13.5%				15.6%
Net Income/(Loss)
Reported Net Income/(Loss)	$357.0				$(226.1)			$583.1
Streamlining cost, net of tax	2.2				2.8			(0.6)
Tax items	(13.2)				5.2			(18.4)
Separation costs, net of tax and separation related taxes	(20.3)				4.1			(24.4)
UK pension adjustment, net of tax	—				3.8			(3.8)
EC fine	—				400.4			(400.4)

Performance Net Income	$325.7				$190.2			$135.5

Performance Net Income per Diluted Common Share	$4.73				$2.86
Common Shares Outstanding - Diluted	68.8				66.5	A
Incremental Gross Profit and Operating Income Margin	Gross Profit				Operating Income
Increase in adjusted sales from ‘10	485.6				485.6
Increase in adjusted income from ‘10	155.7				128.7

Incremental Income as a % of Sales	32.1%				26.5%

*** Percentage Not Meaningful

A - Diluted common shares outstanding reported for 2010 is 64.6 million since reported net income is a loss (no dilution is included). Since performance net income is positive, 1.9 million common stock equivalents have been added to the diluted common shares outstanding for purposes of calculating performance net income per share.

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC.

Reconciliation of Net Cash Provided

By Operating Activities to Free Cash Flow

(Unaudited)

(Amounts in millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Net Cash Provided by Operating Activities	$87.2	$74.3	$333.2	$(190.0)
Deductions or Additions to Reconcile to Free Cash Flow:
Net purchases of property, plant, equipment and computer software	(39.6)	(31.7)	(105.2)	(73.7)

Free Cash Flow	$47.6	$42.6	$228.0	$(263.7)

Less: EC fine indemnification payment (A)	$—	$—	$—	$(437.2)
Less: one time impact from implementation of accounts receivable securitization program	$—	$—	$—	$59.6
Less: Streamlining & separation payments	$(4.6)	$(6.8)	$(22.1)	$(28.2)

Free Cash Flow excluding streamlining & separation payments	$52.2	$49.4	$250.1	$142.1

(A)	Represents 326 million Euro payment made in September 2010 translated at a Euro to USD rate of approx. 1.34 on the date of payment.

Note: This statement reconciles net cash provided by operating activities to free cash flow. Management uses free cash flow, which is not defined by US GAAP, to measure the Company’s operating performance. Free cash flow is also one of the several measures used to determine incentive compensation for certain employees.

WABCO HOLDINGS INC.

Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2012 Guidance

(Unaudited)

(Amounts in millions, except per share data)
Full Year 2012 Guidance
Operating Income
Reported Operating Income Margin	12.3% - 13.3%
Streamlining cost, impact to margin	0.4%
Separation costs, impact to margin	0.1%

Performance Operating Income Margin	12.8% - 13.8%

Net Income
Reported Net Income	$283.2 - $315.9
Streamlining cost, net of tax	8.0
Tax items	(12.6)
Separation costs, net of tax and separation related taxes	3.1

Performance Net Income	$281.7 - $314.4

Reported Net Income per Diluted Common Share	$4.32 - $4.82
Performance Net Income per Diluted Common Share	$4.30 - $4.80
Diluted common shares outstanding	~65.5

Note: The presentation of performance net income and performance net income per diluted common share is not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.